UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 2, 2009

NUCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (704) 366-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 2, 2009, the Board of Directors of Nucor Corporation (the “Company”) approved an amendment to Nucor’s Certificate of Incorporation declassifying the Company’s Board of Directors.  The Board will submit the proposed amendment to Nucor’s stockholders with a recommendation for their approval at the next Annual Meeting of Stockholders to be held in May 2010.

Under the proposed amendment, the Board would not be fully declassified until 2013.  The current directors would continue to serve the remainder of the terms to which they were elected by the stockholders.  The class of directors with terms expiring at the 2010 Annual Meeting would be elected to three-year terms expiring at the 2013 Annual Meeting; the class of directors with terms expiring at the 2011 Annual Meeting would be elected to two-year terms expiring at the 2013 Annual Meeting and the class of directors with terms expiring at the 2012 Annual Meeting would be elected to one-year terms expiring at the 2013 Annual Meeting.  Beginning with the 2013 Annual Meeting of Stockholders, and at each Annual Meeting thereafter, all directors would be elected annually.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: December 4, 2009	By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and
Executive Vice President

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